                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                                                    Settlement Date                       4/30/2000
                                                                                    Determination Date                    5/10/2000
                                                                                    Distribution Date                     5/15/2000



I.     All Payments on the Contracts                                                                                   4,041,158.08
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                                18,451.48
III.   Repurchased Contracts                                                                                                   0.00
IV.    Investment Earnings on Collection Account                                                                               0.00
V.     Servicer Monthly Advances                                                                                          86,666.04
VI.    Distribution from the Reserve Account                                                                                   0.00
VII.   Deposits from the Pay-Ahead Account (including Investment Earnings)                                                18,364.75
VIII.  Transfers to the Pay-Ahead Account                                                                                 (9,795.84)

IX.    Less:  Investment Earnings distributions
       (a)  To Sellers with respect to the Collection Account                                                                  0.00
       (b)  To Sellers with respect to the Pay-Ahead Account                                                                -351.63

Total available amount in Collection Account                                                                          $4,154,492.88
                                                                                                                      =============


DISTRIBUTION AMOUNTS                                                Cost per $1000
--------------------------------------------                     ---------------------

1.   (a)  Class A-1 Note Interest Distribution                                                         0.00
     (b)  Class A-1 Note Principal Distribution                                                        0.00
          Aggregate Class A-1 Note Distribution                       0.00000000                                               0.00

2.   (a)  Class A-2 Note Interest Distribution                                                         0.00
     (b)  Class A-2 Note Principal Distribution                                                        0.00
          Aggregate Class A-2 Note Distribution                       0.00000000                                               0.00

3.   (a)  Class A-3 Note Interest Distribution                                                         0.00
     (b)  Class A-3 Note Principal Distribution                                                        0.00
          Aggregate Class A-3 Note Distribution                       0.00000000                                               0.00

4.   (a)  Class A-4 Note Interest Distribution                                                   122,956.14
     (b)  Class A-4 Note Principal Distribution                                                3,367,139.28
          Aggregate Class A-4 Note Distribution                      93.56824182                                       3,490,095.42

5.   (a)  Class A-5 Note Interest Distribution                                                   156,755.00
     (b)  Class A-5 Note Principal Distribution                                                        0.00
          Aggregate Class A-5 Note Distribution                       5.35000000                                         156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                   128,375.00
     (b)  Class A-6 Note Principal Distribution                                                        0.00
          Aggregate Class A-6 Note Distribution                       5.41666667                                         128,375.00

7.   (a)  Class B Note Interest Distribution                                                      59,285.00
     (b)  Class B Note Principal Distribution                                                          0.00
          Aggregate Class B Note Distribution                         5.56666667                                          59,285.00

8.   (a)  Class C Note Interest Distribution                                                      98,822.83
     (b)  Class C Note Principal Distribution                                                          0.00
          Aggregate Class C Note Distribution                         5.70833312                                          98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                           43,570.67
     (b)  Reimbursement of prior Monthly Advances                                                 92,295.11
            Total Servicer Payment                                                                                       135,865.78

10.  Deposits to the Reserve Account                                                                                      85,293.85

Total Distribution Amount from Collection Account                                                                     $4,154,492.88
                                                                                                                      =============

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from Excess
            Collections                                                                                0.00

     (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                        0.00
     (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                              0.00
     (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                   0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             0.00
                                                                                                                      =============

Payahead Account distributions to Sellers

--------------------------------------------
     (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                        177.92478
     (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)             173.70522
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                           351.63

INTEREST

1.   Current Interest Requirement
       (a) Class A-1 Notes    @            5.845%                                                      0.00
       (b) Class A-2 Notes    @                  0.06028                                               0.00
       (c) Class A-3 Notes    @            6.140%                                                      0.00
       (d) Class A-4 Notes    @            6.250%                                                 122956.14
       (e) Class A-5 Notes    @            6.420%                                                156,755.00
       (f) Class A-6 Notes    @            6.500%                                                    128375
                    Aggregate Interest on Class A Notes                                                                   408086.14

       (g) Class B Notes @                        0.0668                                                                      59285

       (h) Class C Notes @                 0.0685                                                                          98822.83


2.   Remaining Interest Shortfall
       (a) Class A-1 Notes                                                                             0.00
       (b) Class A-2 Notes                                                                             0.00
       (c) Class A-3 Notes                                                                             0.00
       (d) Class A-4 Notes                                                                             0.00
       (e) Class A-5 Notes                                                                             0.00
       (f) Class A-6 Notes                                                                                0

       (g) Class B Notes                                                                               0.00
                                                                                                 ----------

       (h) Class C Notes                                                                               0.00


3.   Total Distribution of Interest                                 Cost per $1000
       (a) Class A-1 Notes                                            0.00000000                       0.00
       (b) Class A-2 Notes                                                           0                 0.00
       (c) Class A-3 Notes                                            0.00000000                       0.00
       (d) Class A-4 Notes                                            3.29641126                  122956.14
       (e) Class A-5 Notes                                            5.35000000                 156,755.00
       (f) Class A-6 Notes                                            5.41666667                     128375
                    Total Aggregate Interest on Class A Notes                                                             408086.14

       (g) Class B Notes                                             5.566666667                                          59,285.00

--------------------------------------------
       (h) Class C Notes                                                    5.71                                           98822.83

                                                                     -----------


PRINCIPAL

                                                                        No. of Contracts
1.   Amount of Stated Principal Collected                                                         1076384.3
2.   Amount of Principal Prepayment Collected                                   139.00           2167077.27
3.   Amount of Liquidated Contract                                                   9            123677.71
                                                                                                 ----------
4.   Amount of Repurchased Contract                                                  0            0.0000000

       Total Formula Principal Distribution Amount                                                                     3,367,139.28

5.   Principal Balance before giving effect to Principal Distribution                           Pool Factor
       (a) Class A-1 Notes                                                                        0.0000000                    0.00
       (b) Class A-2 Notes                                                                        0.0000000                    0.00
       (c) Class A-3 Notes                                                                        0.0000000                    0.00
       (d) Class A-4 Notes                                                                        0.6329109           23,607,578.23
       (e) Class A-5 Notes                                                                        1.0000000           29,300,000.00
       (f) Class A-6 Notes                                                                                     1           23700000

       (g) Class B Notes                                                                                       1      10,650,000.00

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
       (h) Class C Notes                                                                                       1      17,312,029.25


6.   Remaining Principal Shortfall
       (a) Class A-1 Notes                                                                                                     0.00
       (b) Class A-2 Notes                                                                                                     0.00
       (c) Class A-3 Notes                                                                                                     0.00
       (d) Class A-4 Notes                                                                                                     0.00
       (e) Class A-5 Notes                                                                                                     0.00
       (f) Class A-6 Notes                                                                                                        0

       (g) Class B Notes                                                                                                       0.00
                                                                                     -----------------

       (h) Class C Notes                                                                                                       0.00


7.   Principal Distribution                                                        Cost per $1000
       (a) Class A-1 Notes                                                           0.00000000                                0.00
       (b) Class A-2 Notes                                                           0.00000000                                0.00
       (c) Class A-3 Notes                                                           0.00000000                                0.00
       (d) Class A-4 Notes                                                          90.27183056                        3,367,139.28
       (e) Class A-5 Notes                                                           0.00000000                                0.00
       (f) Class A-6 Notes                                                                       0                                0

       (g) Class B Notes                                                                         0                             0.00

       (h) Class C Notes                                                                         0                             0.00


8.   Principal Balance after giving effect to Principal Distribution                              Pool Factor
       (a) Class A-1 Notes                                                                         0.0000000                   0.00
       (b) Class A-2 Notes                                                                         0.0000000                   0.00
       (c) Class A-3 Notes                                                                         0.0000000                   0.00
       (d) Class A-4 Notes                                                                         0.5426391          20,240,438.95
       (e) Class A-5 Notes                                                                         1.0000000          29,300,000.00
       (f) Class A-6 Notes                                                                                      1          23700000

       (g) Class B Notes                                                                           1.0000000          10,650,000.00

--------------------------------------------
       (h) Class C Notes                                                                               1                17312029.25

POOL  DATA
                                                                                              Aggregate
                                                                              No. of Contracts    Principal Balance
1.   Pool Stated Principal Balance as of                  36646                    3,851             101,202,468.20

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                         56                  661,088.96      0.00653234
              (b) 60-89 Days                                                         19                    426236.4     0.004211719
              (c) 90-119 Days                                                        6                    94,092.48     0.000929745
              (d) 120 Days +                                                         0                         0.00               0

3.   Contracts Repossessed during the Due Period                                     0                         0.00

                                                                                                -------------------
4.   Current Repossession Inventory                                                  1              80,314.41

5.   Aggregate Net Losses for the preceding Collection
       Period
       (a)  Aggregate Principal Balance of Liquidated
              Receivables                                                            9             123,677.71
       (b)  Net Liquidation Proceeds on any Liquidated
              Receivables                                                                           18,451.48
       Total Aggregate Net Losses for the preceding
         Collection Period                                                                          105226.23

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        442983.26

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                        392                       4378525.530

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.093149184

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           119.0668032


TRIGGER ANALYSIS

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

1.  (a)  Average 60+ Delinquency Percentage                                        1.114%
    (b)  Delinquency Percentage Trigger in effect ?                                              NO

2.  (a)  Average Net Loss Ratio                                                0.001101974
    (b)  Net Loss Ratio Trigger in effect ?                                                      NO
    (c)  Net Loss Ratio (using ending Pool Balance)                            0.001814092

3.  (a)  Servicer Replacement Percentage                                       0.000768234
--------------------------------------------                                   -----------
    (b)  Servicer Replacement Trigger in effect ?                                                NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                               43,570.67

2.   Servicer Advances                                                                                                     86666.04

3.   (a)  Opening Balance of the Reserve Account                                                                         5206154.25
     (b)  Deposits to the Reserve Account                                                         85293.85
     (c)  Investment Earnings in the Reserve Account                                              25665.48
     (d)  Distribution from the Reserve Account                                                          0
     (e)  Ending Balance of the Reserve Account                                                                          5317113.58

4.   Specified Reserve Account Balance                                                                                   5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         80112.75

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